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                                                                   EXHIBIT 10.9

                             LEASE AMENDMENT NO 1

  THIS LEASE AMENDMENT NO. 1 (this "Amendment") is made as of this 1st day of August, 1997 between A-B Properties, L.L.C., as successor landlord to BFA Realty Partnership, L.P., having an address c/o Winstanly Enterprises, Inc., 100 Main Street, Concord, Massachusetts 01742 ("Landlord") and CYTYC Corporatrion, a Delaware corporation having an address at 85 Swanson Road, Boxborough, MA 01719 ("Tenant").

  1. References. Reference is made to that certain Lease Agreement made as of the 20th day of February, 1996 ("the Lease") between Landlord and Tenant pursuant to which Landlord leased to Tenant 51,129 square feet of rentable area ( the "Premises") on the first and second floors of the Building located on the property known as 85 Swanson Road, Boxborough, Massachusetts. Terms used herein and not defined shall have the meaning set forth in the Lease. Landlord represents and warrants to Tenant that Landlord acquired title to the Building and the Property and the Landlord's interest under the Lease pursuant
to a Quitclaim Deed dated      , 1997 recorded in Middlesex South Registry of
Deeds, Book   , Page   .

  2. New Premises. The provisions of this Paragraph 2 shall take effect as of the New Commencement Date (as hereinafter defined), if it occurs under Paragraph 6 of this Amendment. Paragraph 1 of the Lease is hereby amended to provide that effective upon the New Commencement Date, the Premise shall consist of the entire Building containing 96,933 rentable square feet as shown on the attached plan, Exhibit B (the "New Premises"). All references in the Lease to the "Premises" shall be deemed to refer to the New Premises, and all references in the Lease to "Exhibit B" shall be deemed to refer to Exhibit B attached to this Amendment. Upon the Commencement Date, Paragraph 1 of the Lease shall be further amended by deleting the fifth, sixth and seventh sentences thereof and inserting the following in their place: Tenant shall have the right, as appurtenant to the New Premises, to the exclusive use (in common with the Landlord in performance of its obligations under this Lease), for their intended purposes of, the following:

    (a) The exterior driveways, sidewalks, stairways, landings and grounds leading to and from the Parking Area and Building entrances, the loading docks serving the Building and any other exterior common areas now or hereafter on the Property;

    (b) Entrance areas, lobbies, hallways, common lavatories, if any, stairways, elevators and all other common areas on the ground floor of the Building and elsewhere in the Building; and

    (c) The parking area serving the Building (the "Parking Area") and shown on the site plan attached to the Lease as Exhibit B-3 (the "Plan").

  3. Temporary Premises. Beginning on the Temporary Commencement Date (as hereinafter defined) and continuing for the term of the Lease as it applies to the Temporary Premises according to Paragraph 5 of this Amendment, Landlord leases to Tenant, and Tenant leases from Landlord, the premises in the Building consisting of 25, 227 rentable square feet located on the second floor of the Building as shown on the attached plan, Exhibit B (the "Temporary Premises") on all of the terms and conditions of the Lease except Paragraph 7 of the Lease. During such term, all references in the Lease to the "Premises" shall be deemed to include the Temporary Premises.

  4. Delivery of Temporary and New Premises. Tenant agrees that it shall accept the Temporary Premises and the New Premises in "as-is" condition provided that all personal property and equipment of prior tenants of the Temporary Premises and the New Premises shall be removed and the Temporary Premises and the New Premises shall be delivered in broom-clean condition, free of all tenants and occupants.. Landlord shall have no obligation to perform any work to prepare within the Temporary Premises or New Premises for Tenant's use and occupancy.
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  5. Term for Temporary Premises. The term of the Lease as it applies to the
Temporary Premises shall commence on the later of August 1, 1997 or the date on which Landlord delivers the Temporary Premises to Tenant free of all tenants and occupants and in broom clean condition (such later date being the "Temporary Commencement Date"). Landlord agrees to use all reasonable efforts (including instituting eviction proceedings) to deliver the Temporary Premises to Tenant, free of tenants and occupants and in broom clean condition, on August 1, 1997. If, despite using such reasonable efforts, Landlord is unable to deliver the Temporary Premises to Tenant by August 1, 1997, Tenant may terminate this Amendment by 30 days' prior written notice to Landlord given after ,August 1, 1997 in which event this Amendment shall terminate without further recourse to Landlord or Tenant unless Landlord delivers the Temporary Premises to Tenant in such condition within such 30-day period. Such term shall end at midnight on the Commencement Date of the New Premises (as provided in Section 6 hereof) unless the Lease shall be earlier terminated in accordance with the terms hereof. If the Commencement Date for the New Premises does not occur by February 28, 1998, then Tenant shall have the right to terminate the Lease as it relates to the Temporary Premises by giving written notice to Landlord by April 1, 1998. If Tenant elects to give such notice, then this Lease as it relates to the Temporary Premises shall terminate at the end of the sixth full calendar month after the date of such notice without further recourse to Landlord or Tenant except that Tenant shall surrender the Temporary Premises in accordance with Section 27 of the Lease, at which time this Amendment shall be void. If Tenant elects not to so terminate, the Lease shall continue as to the Temporary Premises until the Expiration Date established pursuant to Section 5 of the Lease.

  6. New Commencement Date. The "New Commencement Date" for the New Premises shall be the later of (i) November 1, 1997, and (ii) the date on which Landlord delivers the entire New Premises to Tenant, free of all tenants and occupants and in broom clean condition. Landlord agrees to use all reasonable efforts (including instituting eviction proceedings) to deliver the entire New Premises to Tenant free of all tenants and occupants and in broom clean condition, by November 1, 1997. If, despite using such reasonable efforts, Landlord is unable to deliver the New Premises to Tenant by February 28, 1998, Tenant shall have the right, exercisable by written notice to Landlord before April 1, 1998, to terminate and render void Paragraphs 2, 6, 8, 11 and 12 and all other provision of this Amendment relating to Tenant's lease of the portions of the New Premises other than the Temporary Premises (which is addressed in Paragraph 5 of this Amendment) and the original Premises. If Tenant elects to give such notice, Tenant's lease of such other portions of the New Premises shall be terminated without further recourse to Landlord or Tenant, unless Landlord causes the New Commencement Date to occur before April 1, 1998, in which case this Amendment shall remain in full force. If Tenant elects to give such notice, the Lease shall continue as to the original Premises and the Temporary Premises under the terms and conditions of the Lease, as amended by the remaining terms of this Amendment, unless Tenant, at its option, exercises its right under Paragraph 5 of this Amendment to terminate the Lease as it relates to the Temporary Space.

  Effective as of the New Commencement Date, if it occurs, the Initial Term shall be extended so that it expires at midnight on the seventh anniversary of the New Commencement Date for the New Premises as provided above, which anniversary shall thereafter be deemed to be the "Expiration Date". Within thirty (30) days of the Temporary Commencement Date for the Temporary Premises and within thirty (30) days of the New Commencement Date for the New Premises, the parties hereto shall execute a written instrument confirming each such Commencement Date.

  7. Fixed Rent for Temporary Premises. Beginning on the Temporary Commencement Date and continuing for the term of the Lease as it applies to the Temporary Premises according to Paragraph 5 of this Amendment, Tenant shall pay to Landlord Fixed Rent, in addition to the Fixed Rent due under
Section 7 of the
Lease, at an annual rate of $378,405.00, in equal monthly installments, in advance on the first day of each calendar month in such term, without abatement, offset, deduction or counterclaim. If such term ends on a day other than the last day of a calendar month, the monthly installment for the last calendar month of such term shall be prorated at a rate of 1/30 of such monthly installment for each day within such term.

  8. Fixed Rent for New Premises. Tenant shall continue to pay Fixed Rent with respect to the original Premises according to Section 7 of the Lease until the New Commencement Date. Effective as of the New Commencement Date, if it occurs, the Lease shall be amended by replacing Exhibit D-1 attached to the Lease

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with Exhibit D-1 attached to this Amendment. Beginning as of the New
Commencement Date, if it occurs, and continuing for the balance of the Initial Term, Tenant shall pay Fixed Rent with respect to the entire New Premises at the annual rate in effect from time to time according to the schedule on Exhibit D-1 attached to this Amendment, but otherwise according to Section 7 of the Lease. If the New Commencement Date occurs on a day other than the first day of a calendar month, the monthly installment of Fixed Rent for the calendar month when the New Commencement occurs shall be equal to the sum of
(i) 1/30 of the monthly installment of Fixed Rent at the rate in effect before the New Commencement Date, multiplied by the number of days in such calendar month before the New Commencement Date, and (ii) 1/30 of the monthly installment of Fixed Rent at the rate in effect after the New Commencement Date, multiplied by the number of days in such calendar month on and after the New Commencement Date.

  9. Term Extension Options. If Landlord is unable to provide the New Premises as provided in Section 4 hereof, and Tenant elects to continue to occupy the Temporary Premises for a term co-terminus with the Premises, Tenant's option to extend as set forth in Section 6 of the lease shall also apply to the Temporary Premises in accordance with the terms and provisions of said Section 6.

  If the New Commencement Date occurs, Tenant's extension option as set forth in Section 6 shall apply to the New Premises provided that for purposes of giving notice of exercise thereunder, the Sixth Anniversary Date shall be that date which is the sixth (6th) anniversary of the New Commencement Date of the New Premises. Except as so amended, the terms and provisions of Section 6 shall continue to apply to the New Premises.

  10. Temporary Additional Rent. For any period of time before the New Commencement Date that the Temporary Premises is included as part of the Premises, the definition in Subsection 8(a) of "Tenant's Proportionate Share" shall be amended to read as follows:

    "(iii) "Tenant's Proportionate Share' means the fraction (expressed as a percentage, 78.77%) the numerator of which is the rentable area of the Premises, and the denominator of which is the rentable area of the Building. For the purposes hereof Landlord and Tenant hereby agree that the Premises contain 76,356 rentable square feet, and the Building contains 96,933 rentable square feet."

  11. New Additional Rent. The provisions of this Paragraph 11 shall take effect as of the New Commencement Date, if it occurs:

    (a) Subsection 8(a)(ii) of the Lease shall be amended to read as follows:

      (ii) "Operating Costs and Taxes in the Base Year" shall be deemed to be $3.85 per square foot of rentable area in the Building.

    (b) Subsection 8(a) of the Lease shall be amended to read as follows:

      (iii) "Tenant's Proportionate Share" means 100%.

    (c) Subsection 8(v)(B) of the Lease shall be amended by deleting the phrase "(including without limitation the heating, ventilating and air-conditioning of the Building)" and insert in its place the following phrase: "(excluding, however, the cost of electricity for which Tenant is separately metered under Section 10 hereof)."

    (d) The Operating Costs and Taxes Expenses Excess payable by Tenant under the Lease for the Operating Year in which the New Commencement Occurs shall be equal to the sum of (i) the Operating Costs and Taxes Expenses Excess which would have been payable for such Operating Year absent the amendments to the Lease under this Paragraph 11, multiplied by a fraction the numerator of which is the number of days in such Operating Year before the New Commencement Date and the denominator of which is 365, and (ii) the Operating Costs and Taxes Expenses Excess payable for such Operating Year after the amendments to the Lease under this Paragraph 11, multiplied by a fraction the numerator of which is the number of days in such Operating Year on and after the New Commencement Date and the denominator of which is
  365. The amount payable by Tenant to Landlord under Section 10 of the Lease shall be prorated on a daily basis as of the New Commencement Date, and Tenant shall pay any charges for electricity consumed at the Building after the New Commencement Date in accordance with Section 10 below.

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  12. Security Deposits. Section 9 of the Lease is hereby amended in its entirety effective as of the New Commencement Date of the New Premises, if it occurs, to read as follows:

    "Tenant has provided to Landlord, in cash or in an irrevocable standby letter of credit in a form reasonably satisfactory to Landlord at Tenant's option from time to time, a security deposit of two hundred ninety-six thousand eight hundred fifty-seven and 31/100 Dollars ($296,857.31) (the "Security Deposit") with Landlord to secure Tenant's performance of its obligations hereunder. In the event that Tenant's cash and cash equivalents shall at any time during the term of this Lease be less than $30,000.000, Tenant will provide Landlord with an additional $197,904.88 to be included in the Security Deposit making an aggregate Security Deposit of $494,762.19. The determination of whether or not such condition exists shall be made based upon Tenant's quarterly financial statements as submitted on Form 10-Q under the Securities Exchange Act of 1934 and shall be determined in accordance with generally accepted accounting principles. Tenant agrees to furnish to Landlord promptly after filing with the Securities and Exchange commission true and correct copies of its Forms 10-Q and if Tenant at any time shall cease to be a reporting company under the Securities Exchange Act, Tenant will furnish to Landlord comparable financial statements certified by the chief financial officer of Tenant. If Tenant provides the Security Deposit in the form of a letter of credit, such letter of credit shall be drawn on BankBoston or another commercial bank reasonably acceptable to Landlord. If Landlord from time to time is holding the Security Deposit in cash, and Tenant delivers to Landlord a letter of credit in the amount of the Security Deposit and otherwise conforming to this Section 9, Landlord shall promptly pay over to Tenant the entire balance of such cash Security Deposit, with all accrued interest. If Tenant provided the Security Deposit in cash, Landlord shall hold the Security Deposit in a segregated, interest bearing account at Cambridge Trust Company, 1336 Massachusetts Avenue, Cambridge, Massachusetts. Landlord shall receive and add to the Security Deposit all interest earned thereon. If Tenant is in default hereudnder past any applicable cure period Landlord may, without prejudice to Landlord's other remedies, apply part or all of the Security Deposit to cure Tenant's default provided the same has continued beyond any applicable cure period. If Landlord so used part or all of the Security Deposit, then Tenant shall, within ten (10) days after written demand, restore the Security Deposit to its original amount. Any part of the Security Deposit not used by Landlord as permitted by this Section 9, together with accumulated interest, shall be returned to Tenant within thirty (30) days after the expiration or earlier termination of this Lease.

    "If Landlord sells or otherwise transfers its interest in the Building then Landlord shall be relieved of any liability for the Security Deposit and accumulated interest thereon provided that Landlord delivers such funds to the new owner of the Building and so notifies Tenant in writing."

  "Notwithstanding anything to the contrary, on each anniversary of the New Commencement Date (or the next business day if any such anniversary falls on a weekend or holiday), the amount of the security deposit shall be reduced by $42,408.19 provided that in no event shall the security deposit be reduced below $42,408.19; and if Landlord is holding the Security Deposit in cash, Landlord shall return such amount, with all accrued interest thereon, to Tenant from the Security Deposit; and if Tenant has provided the Security Deposit in the form of a letter of credit, Landlord and Tenant shall cooperate to reduce the letter of credit by such amount; provided, however, if Tenant is in default of any of its obligations under this Lease after the giving of any required notice, Tenant shall not be entitled to any such reduction, and Landlord shall have no obligation to return any such amount, unless and until Tenant cures any such default within the applicable cure period."

  13. Electricity. Section 10 of the Lease shall be amended effective as of the New Commencement Date by deleting said section in its entirety and substituting therefore the following:

  "Effective as of the New Commencement Date of the New Premises, if it occurs, Landlord shall discontinue the furnishing of electric current to the Premises whereupon Tenant's obligation to pay additional charges for electricity under this Lease shall cease. As of the New Commencement Date, Tenant shall contract directly with a utility company supplying electric current and Tenant shall, at its expense, bear all costs associated with converting the Premises to utility company service and shall furnish and install in the

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  Premises, or other location, necessary transmission lines and metering equipment used in connection with measuring Tenant's consumption of electric current. Tenant shall be responsible for maintenance and repair of such metering equipment during the balance of the Term. Landlord shall, upon Tenant's request, cooperate with Tenant in the installation of any equipment, wiring, conduits, and the like required for supplying electricity to the Premises provided that Landlord shall not be required to take any action which is inconsistent with applicable law, insurance regulation, or that entails excessive or unreasonable alterations or repairs to the Building.

  Tenant shall make all other necessary arrangements for and shall pay directly to the utility company providing electricity consumed in the Building and the Premises and Tenant shall indemnify and hold Landlord harmless from and against any claim, cost, liability or expense on account of such charges."

  14. Services Furnished by Landlord. Section 18 of the Lease is hereby amended by deleting clause (c) therefrom and by deleting the first sentence of the second paragraph of subsection 18(a) and replacing it by the following sentence:

  If Tenant shall require air conditioning or heat outside of Normal Business Hours, Landlord shall, at the request of Tenant but only to the extent it is reasonably able to do so, furnish such service or cause such service to be furnished.

  15. Brokers. Landlord and Tenant each represent and warrant to the other that it has had no dealings with any real estate broker or finder in connection with this Amendment other than Meredith & Grew, Incorporated and Spaulding & Slye and Landlord shall indemnify, defend and hold harmless Tenant and its affiliates from any breach of such representation and warranty and Tenant shall indemnify, defined and hold harmless Landlord and its affiliates form any breach of such representation and warranty. Landlord shall pay all fees and commissions due to Meredith & Grew, Incorporated and Spaulding & Slye in connection with this Amendment pursuant to a separate agreement.

  16. Underlying Mortgages. Landlord represents and warrants to Tenant that, as of the date of this Amendment, the Property is not subject to any Underlying Mortgage.

  17. Miscellaneous. Except as specifically modified or amended by this Amendment, the Lease shall remain in full force and effect in accordance with its terms.

  IN WITNESS WHEREOF, the parties hereto have executed this Lease Amendment No. 1 as of the day first above written.

                                          A-B PROPERTIES, L.L.C.

                                          By: Winstanley Enterprises, Inc.
                                           Managing Member

                                          By: /s/ Carter J. Winstanley
                                              ---------------------------------
                                          Assistant Clerk

                                          CYTYC CORPORATION

                                          By: /s/ Ted S. Geiselman
                                              ---------------------------------
                                            Name:  Ted S. Geiselman
                                            Title: V.P. Engineering &
                                                   Operations

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THE COMMONWEALTH OF MASSACHUSETTS

County of Middlesex, ss.                                          August 4, 1997

  Then personally appeared the above-named Carter J. Winsantly, known to me to be the Asst. Clerk of WEI, managing member of A-B Properties, L.L.C., and acknowledged the foregoing instrument to be the free act and deed of said A-B Properties, L.L.C., before me.

                                         /s/ Frances Mazzone
                                         -------------------------------------
                                         Notary Public Frances Mazzone
                                         My Commission Expires: November 8, 2002

NOTARIAL SEAL

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THE COMMONWEALTH OF MASSACHUSETTS

County of Middlesex, ss.                                          August 4, 1997

  Then personally appeared the above-named Ted S. Geiselman, known to me to be the Vice President of CYTYC Corporation, and acknowledged the foregoing instrument to be the free act and deed of said CYTYC Corporation, before me.

                                        /s/ Margaret Anne Rivers
                                        -------------------------------------
                                        Notary Public
                                        My Commission Expires: February 22, 2002

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